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                                                                    Exhibit 21.1

SUBSIDIARY                                         JURISDICTION OF INCORPORATION
----------                                         -----------------------------

Cynosure France                                    France

Cynosure GmbH                                      Germany

Cynosure K.K.                                      Japan

Cynosure UK Ltd.                                   United Kingdom

Cynosure U.K. Ltd. Sucursal Espana                 Spain

Suzhou Cynosure Medical Devices Company Ltd.       China